N-SAR Exhibit: Sub-item 77D(a) and (g)
Legg Mason Partners Variable Equity
Trust
QS Legg Mason Variable Moderate
Growth Portfolio

In response to Sub-Item 77(D)(a) and (g), the Registrant incorporates by reference the supplement to the fund?s prospectus and Statement of Additional Information as filed with the Securities and Exchange
Commission pursuant to Rule 497(c) of the Securities Act of 1933 on February 11, 2015
(Accession No. 0001193125-15-043102).
The Registrant also incorporates by
reference Post-Effective Amendment No. 81
to Form N-1A filed on April 20, 2015
pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-15-
137918).